10,000,000 Units

AZTECA ACQUISITION CORPORATION

UNDERWRITING AGREEMENT

June 29, 2011

Deutsche Bank Securities Inc.
As Representative of the
Several Underwriters

c/o  Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

Azteca Acquisition Corporation, a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of ten million units of the Company (the “Firm Units”), with each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (collectively, the “Warrants”) to purchase one share of Common Stock.  The respective amounts of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to one million five hundred thousand (1,500,000) additional units of the Company (the “Option Units”) as set forth below.  The terms of the Warrants are provided for in the form of Warrant Agreement (defined below).

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if you elect to exercise the over-allotment option, in whole or in part, for the accounts of the several Underwriters.  The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are herein collectively called the “Units,” and the Units, the Common Stock and the Warrants included in the Units and the Common Stock issuable upon exercise of the Warrants included in the Units are hereinafter collectively referred to as the “Securities.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.           Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)           A registration statement on Form S-1 (File No. 333-173687) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Units by the Underwriters.

The Company has filed with the Commission a Form 8-A (File Number 000-54443) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities.  The Securities have been authorized for quotation, subject only to official notice of issuance, on the OTC Bulletin Board, and the Company knows of no reason or set of facts which is likely to adversely affect such approval. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.  Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by the Commission.

(b)          As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (each as defined below), as the case may be, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, considered together (collectively, the “General Disclosure Package”) did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this subsection and elsewhere in this Agreement:

 “Applicable Time” means 3:00 pm (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

 “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

(c)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to (i) own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) enter into this Agreement, the Warrant Agreement (as defined herein), the Trust Agreement (as defined herein) and the Services Agreement (as defined herein) and to carry out the transactions contemplated herein and therein. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.  The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(d)         All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Common Stock and warrants were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

(e)          The shares of Common Stock that constitute the Securities have been duly authorized, and when issued and paid for in accordance with the terms hereof and in accordance with the Securities, will be validly issued, fully paid and non-assessable; the holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.

(f)           When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor in accordance with the terms thereof, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except:  (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(g)          Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(h)          The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct.  All of the Securities conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  The form of certificates for the Common Stock conforms to the corporate law requirements of the jurisdiction of the Company’s incorporation and the requirements of the OTC Bulletin Board.  Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, on the effective date of the Registration Statement (the “Effective Date”) and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued, shares of Common Stock or any security convertible into Common Stock, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

(i)           The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations.  The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(j)           The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the General Disclosure Package or the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor any other party is in breach or default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material breach or default thereunder.  Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(k)          No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

(l)           All information contained in the questionnaires completed by each of the Company’s stockholders, directors and officers (together, the “Insiders”) and provided to the Representative as an exhibit to his, her or its Insider Letter (as defined below) is true and correct in all material respects, and the Company is not aware of any information that would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect in any material respect.

(m)         The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) substantially in the form of Exhibit 10.2 to the Registration Statement (the “Insider Letters”), pursuant to which each of the Insiders has agreed to certain matters set forth therein.

(n)         The Company has not, directly or indirectly, distributed and will not, directly or indirectly, distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(B) below.

(o)         The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(p)         Rothstein Kass & Company P.C., who has certified the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(q)         Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of (i) any material weakness in its internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r)          Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and applicable to it on the date hereof and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance within the prescribed time periods with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(s)          There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise, which if determined adversely to the Company would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(t)           On or prior to the Closing Date, the Company shall have entered into an agreement (the “Services Agreement”) with Azteca Acquisition Holdings, LLC or one of its affiliates, pursuant to which Azteca Acquisition Holdings, LLC or one of its affiliates, as applicable, will make available to the Company certain space and certain office, general and administrative services, as the Company may require from time to time, for an amount not to exceed $10,000 per month.

(u)         Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented.  The Company has no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(v)         The Company is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of incorporation, bylaws or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect.  The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement and the Services Agreement, the consummation by the Company of the transactions herein and therein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or of the certificate of incorporation, bylaws or other organizational documents of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(w)        This Agreement, the Warrant Agreement, the Trust Agreement and the Services Agreement have been duly and validly authorized by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except:  (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. This Agreement has been duly executed and delivered by the Company.

(x)          Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Warrant Agreement, the Trust Agreement and the Services Agreement and the consummation of the transactions herein and therein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws or the laws of any foreign jurisdiction) has been obtained or made and is in full force and effect.

(y)         Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or, to the Company’s knowledge, any of the Company’s stockholders (the “Initial Stockholders”) with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Initial Stockholder that may affect the Underwriter’s compensation, as determined by FINRA.

The Company has not made any direct or indirect payments (in cash, securities or otherwise) to:  (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date.

None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with an initial Business Combination (as defined below) and/or one or more other transactions after the initial Business Combination, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and the like.

(z)          To the Company’s knowledge, no officer, director or beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Representative if it learns that any stockholder, officer or director is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(aa)        Neither the Company, nor to the Company’s knowledge any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(bb)       The Company will not be, after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(cc)        The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(dd)       The Company has entered into a warrant agreement with respect to the Warrants with Continental Stock Transfer & Trust Company (“Continental”) substantially in the form of Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”).

(ee)        The Company has entered into an investment management trust agreement (the “Trust Agreement”) with respect to certain proceeds of the offering with Continental substantially in the form of Exhibit 10.4 to the Registration Statement.

(ff)         Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no Insider or employee of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

(gg)       Upon delivery and payment for the Firm Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.

(hh)       The Company does not have any specific Business Combination under consideration, and the Company has not (nor has anyone on its behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

(ii)          The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(jj)          Neither the Company nor any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)        Neither the Company nor any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll)          The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(mm)      There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

(nn)       There are no relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

(oo)       Neither the Company nor any of the Insiders nor any person acting on behalf of the Company (other than the Underwriters) has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, which violation is required to be disclosed in the Prospectus.

(pp)       There are no material contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

2.           Purchase, Sale and Delivery of the Units.

(a)          On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $9.825 per Unit (including $0.375 per Unit to be held in the Trust Account as deferred underwriting discount, which is to be paid to the Underwriters upon consummation of an initial Business Combination), the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)         Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)  Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, as follows: ninety-seven million dollars ($97,000,000) (without giving effect to the over-allotment option) shall be deposited in the trust account established by the Company for the benefit of the public securityholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of the Trust Agreement and the remaining one million two hundred fifty thousand dollars ($1,250,000) of the proceeds shall be paid to the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of DTC) for the account of the Underwriters.  The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date.  The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

(c)         In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Units at the price per share as set forth in the first paragraph of this Section 2.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 45 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by you in such manner as to avoid fractional units.  The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters.  You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.  Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows:  $9.825 per Option Unit sold shall be deposited in the Trust Account pursuant to the Trust Agreement (including $0.375 per Option Unit to be held in the Trust Account as deferred underwriting discount, which is to be paid to the Underwriters upon consummation of an initial Business Combination) upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units sold (or through the facilities of DTC) for the account of the Underwriters.  The Company shall not be obligated to sell or deliver any Option Units except upon tender of payment by the Representative for all such Option Units.

3.           Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so.  The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.           Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:

(a)          The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Units by the Underwriters.

(b)          The Company will not make any offer relating to the Units that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act).  The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c)          The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d)          The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(e)          The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request.  The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.  The Company will deliver to the Representative at or before the Closing Date, one signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(f)           The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will use its best efforts promptly to prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus.

(g)          If the General Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company will use its best efforts promptly to prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h)          The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(i)           Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j)           The Company shall apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(k)          The Company shall cause the proceeds of the offering to be held in the Trust Account to be invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the 1940 Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act as set forth in the Trust Agreement and disclosed in the Prospectus.  The Company will otherwise use its best efforts to conduct its business (both prior to and after the consummation of an initial Business Combination) in a manner so that it will not become subject to the Investment Company Act.

(l)           Except as disclosed in the Registration Statement, the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(m)         For a period of five years from the Effective Date, or such earlier time upon which the Company is required to be liquidated, the Company will use its commercially reasonable efforts to maintain the registration of the Securities under the provisions of the Exchange Act.

(n)         For a period of five years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report.

(o)         The Company will not consummate a Business Combination with any entity that is affiliated with any Initial Stockholder or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm which is a member of the FINRA that such Business Combination is fair to the Company’s stockholders from a financial point of view. The Company shall not pay any Insider or any of their affiliates or family members any fees or compensation from the Company for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination, other than payments pursuant to the Services Agreement; provided that the Insiders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating an initial Business Combination.

(p)         For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company, upon request from the Representative, will furnish to the Representative (Attn: Syndicate Manager with a copy to:  General Counsel), copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative:  (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement.

(q)         For a period equal to five years from the date hereof or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants under the Act.

(r)          The Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants.

(s)          For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide to FINRA, the Representative and their counsel complete details regarding any financial, investment, advisory, mergers & acquisition and/or business combination services provided or to be provided by the Underwriters or affiliates thereof to the Company, including a description of services, copies of agreements governing services, identification of the underwriter and related persons performing services, and disclosure of the services arrangements. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer documents or proxy statement which the Company will file in connection with the Business Combination

(t)          The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)         The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering.  As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. At or prior to the commencement of separate trading of the Warrants and Common Stock, the Company shall promptly issue a press release and file a Current Report on Form 8-K announcing that separate trading of the Warrants and Common Stock will begin.

(v)         The Company shall advise FINRA if it is aware that any 5% or greater stockholder of the Company (other than the Representative or its affiliates) becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.

(w)         The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Common Stock or any options or other securities convertible into Common Stock, or any preferred shares of the Company which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

(x)          The Company will seek to have all vendors, service providers, prospective target business or other entities with which it does business enter into an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the holders (each, a “Public Stockholder”) of the Common Stock sold as part of the Units in the Offering (the “Public Shares”).

(y)         The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its memorandum and articles of association.

(z)          If the Company elects to seek stockholder approval of a Business Combination as described in Section (cc), prior to the consummation of a Business Combination, the Company may instruct the trustee under the Trust Agreement that amounts necessary to purchase up to 15% of the Common Stock sold as part of the Units in the Offering (the “Public Shares” and the holder of such shares, a “Public Stockholder”) (1,500,000 shares, or 1,725,000 shares if the Underwriters’ over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for an initial Business Combination and ending on the record date for the vote to be held to approve such initial Business Combination (such purchases being referred to herein as “Open Market Purchases”) be released to the Company from the Trust Account. Such Open Market Purchases (i) may be made only in open market transactions at times when the Company is not in possession of material non-public information, (ii) may not be made during a restricted period under Regulation M under the Exchange Act and (iii) are intended to comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed an amount equal to (A) the aggregate amount then on deposit in the Trust Account divided by (B) the total number of Public Shares then outstanding. All Public Shares purchased in Open Market Purchases shall immediately be cancelled.

(aa)        During the period prior to the Company’s initial Business Combination, the Company may instruct the trustee under the Trust Agreement that all of the interest earned on the funds held in the trust account (after payment of taxes owed on such interest income) be released to the Company, which interest income the Company shall use solely for the purposes described in the Registration Statement.

(bb)       The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Warrants and outstanding from time to time.

(cc)        The Company shall be permitted to consummate the initial Business Combination and conduct redemptions of Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. If the Company elects such option, such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules. The Company will provide each Public Stockholder with the opportunity upon consummation of the initial Business Combination to redeem the Common Stock held by such Public Stockholder (subject to the limitations described in the Registration Statement) for an amount of cash per Public Share equal to (A) the aggregate amount then on deposit in the Trust Account, less taxes payable, upon the consummation of the initial Business Combination, divided by (B) the total number of Public Shares then outstanding (the “Redemption Price”). The Company shall keep such tender offer open for at least 20 business days, in accordance with Rule 14e-1(a) of the Exchange Act. If, however, a stockholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a price per Public Share equal to the Redemption Price. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the shares voted are voted to approve such Business Combination.  If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination within twenty-one (21) months from the date of the consummation of the Offering, the Company will (i) cease all operations except for the purpose of winding up, and (ii) as promptly as reasonably possible, distribute to the Public Stockholders a per-share amount, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), but net of any taxes payable, divided by the number of shares of Common Stock then outstanding. Only Public Stockholders holding Public Shares shall be entitled to receive such amounts upon liquidation of the Company, and the Company shall pay no such amounts or any distributions upon liquidation of the Company with respect to any other shares of capital stock of the Company.

(dd)       During such time as the Securities are quoted on the OTC Bulletin Board (or any successor trading market such as the Bulletin Board Exchange) or the OTC Markets Group, Inc. (or similar publisher of quotations) and no other automated quotation system, the Company shall provide to the Representative, at its expense, to the extent reasonably available, such reports published by FINRA or OTC Markets Group, Inc. relating to price and trading of the Securities, as the Representative shall reasonably request.

(ee)        The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the NYSE Amex or the Nasdaq Stock Market (or any successor to such entities) and (iii) the date of the liquidation of the Company (the period from the Effective Date to such earliest date, the “Blue Sky Compliance Period”), in each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(ff)         During the Blue Sky Compliance Period, the Company shall promptly take such action as may be reasonably requested by the Representative to maintain secondary market trading in such other states as may be reasonably requested by the Representative.

(gg)       The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(hh)       Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall repurchase for total aggregate consideration of $1.00 and cancel or otherwise effect the forfeiture of Common Stock from the Insiders, in an aggregate amount equal to the number of shares of Common Stock determined by multiplying (a) 375,000 by (b) a fraction, (i) the numerator of which is 1,500,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000.  For the avoidance of doubt, if the Underwriters exercise the over-allotment option in full, the Company shall not repurchase any shares of Common Stock pursuant to this subsection.

(ii)          In the event that the trading price of the Common Stock does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Company’s initial Business Combination, the Company shall repurchase for total aggregate consideration of $1.00 and cancel or otherwise effect the forfeiture from our Initial Stockholders of 378,788 shares of Common Stock (or 435,606 shares of Common Stock if the Underwriters’ over-allotment option is exercised in full).  In the event that the trading price of the Common Stock does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Company’s initial Business Combination, the Company shall repurchase for total aggregate consideration of $1.00 and cancel or otherwise effect the forfeiture from our Initial Stockholders of 356,506 shares of Common Stock (or 409,982 shares of Common Stock if the Underwriters’ over-allotment option is exercised in full).

(jj)          Until the earlier of the consummation of a Business Combination and the liquidation of the Company, the Company will promptly (i) notify the Representative of all communications received by it with respect to the Trust Account requiring action by the Company and (ii) forward to the Representative monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account.

(kk)        The Company shall direct that the escrow agent deposit into the Trust Account the three million five hundred thousand dollars ($3,500,000) of proceeds from the private placement (the “Private Placement”) of 4,666,667 Warrants to Azteca Acquisition Holdings, LLC, as described in the Registration Statement, which amount has been placed into escrow prior to the date hereof.

(ll)          If the Representative, in its sole discretion, agrees to release or waive the transfer restrictions set forth in any Insider Letter for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

5.           Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements of Underwriters’ counsel up to a maximum of $20,000 of such fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Units; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Units made by the Underwriters caused by a breach of a representation; and the expenses; the registration of the Securities under the Exchange Act and the quotation of the Securities on the OTC Bulletin Board; the printing and delivery of a blue sky memorandum and the Secondary Market Trading Survey (as defined in Section 6(k) hereof); and any registration or qualification of the Securities for offer and sale under the State securities or Blue Sky laws of the several states (including filing fees and fees for counsel for the Company relating to such memorandum, survey, registration and qualification).  The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11(a)(i) or 11(a)(viii) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units.

6.           Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)           The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 424, 430A or 430C under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

(b)           The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Ellenoff Grossman & Schole LLP, United States counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to the Underwriters.

(c)           The Representative shall have received an opinion and statement of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d)           The Representative shall have received at or prior to the Closing Date from Ellenoff Grossman & Schole LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Securities under the State securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

(e)           The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Rothstein Kass & Company P.C. confirming that it is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in its opinion the financial statements and schedules examined by it and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)           The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Financial Officer and Executive Vice President of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)           The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)          The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)         All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)         He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)          He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the Effective Date, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)         He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)         Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

(g)         The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(h)         The Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Services Agreement and each of the Insider Letters.

(i)           The Private Placement shall have been consummated, and the three million five hundred thousand dollars ($3,500,000) proceeds from the Private Placement shall have been deposited into the Trust Account.

(j)           On or before the Effective Date, the Representative shall have received from Ellenoff Grossman & Schole LLP a written report detailing those states in which the Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty (50) States (the “Secondary Market Trading Survey”).

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.           Conditions of the Obligations of the Company.

The obligations of the Company to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.           Indemnification.

(a)          The Company agrees:

(1)          to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon  (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that  the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and

(2)          to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)          Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled  to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event  (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)           To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect  not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d),  (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and  (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.           Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your commercially reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then  (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or  (b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.         Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to Azteca Acquisition Corporation, 421 N. Beverly Drive, Suite 300, Beverly Hills, CA 90210, Attention: Chief Executive Officer.

11.         Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, (iii) any material change in economic or political conditions, if the effect of such change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units or (iv) suspension of trading in securities generally on the New York Stock Exchange, NYSE Amex Equities, the Nasdaq Capital Market or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or a disruption in commercial banking or securities settlement or clearance systems in the United States, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) the declaration of a banking moratorium by United States or New York State authorities, (vii) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (viii) the suspension of trading of the Company’s securities by the OTC Bulletin Board, the Commission, or any other governmental authority or, (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 6 and 9 of this Agreement.

12.         Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and  the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.         Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus consists of the information set forth in the third, eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus.

14.         Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of  (a) any termination of this Agreement,  (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Units under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Company agrees that any suit, action or proceeding against it brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State court or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

AZTECA ACQUISITION CORPORATION

By	/s/ Gabriel Brener

Name: /s/ Gabriel Brener

Title: Chairman, CEO, President

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By	/s/ John Shaw
Authorized Officer

By	/s/ Frank Windels
Authorized Officer

[Underwriting Agreement]

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Units to be Purchased

Deutsche Bank Securities Inc.	10,000,000

Total	10,000,000

S-I-1

SCHEDULE II

PRICING INFORMATION FOR

AZTECA ACQUISITION CORPORATION

We are informing you of the following information with respect to the offering of Units by Azteca Acquisition Corporation (the “Company”):

•
$10.05 per Unit ($100,500,000 in the aggregate, or $115,237,500 if the underwriters’ over-allotment option is exercised in full (approximately $10.02 per Unit)) will be deposited into the trust account instead of $10.00 per Unit;

•
$0.375 per Unit ($3,750,000 in the aggregate, or $4,312,500 if the underwriter’s over-allotment option is exercised in full) will be deposited in the trust account as deferred underwriting commissions instead of $0.35 per Unit;

•	Azteca Acquisition Holdings, LLC, the Company’s sponsor, will purchase 4,666,667 sponsor warrants for an aggregate purchase price of $3,500,000, instead of 4,333,333 sponsor warrants; and

•	the ticker symbol of the Units will be “AZTAU”.

Exhibit A

Form of Press Release

Azteca Acquisition Corporation
[Date]

Azteca Acquisition Corporation (“Company”) announced today that Deutsche Bank Securities Inc., the lead book-running manager in the Company’s recent public sale of       Units, is [waiving] [releasing] a lock-up restriction with respect to         shares of the Company’s [Common Stock] [Warrants] [Units] held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on      ,          20    , and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.